CREDIT AGREEMENT

Dated July 30, 2004

between

U. S. ENERGY CORP.

and

GEDDES AND COMPANY

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CREDIT AGREEMENT

This CREDIT AGREEMENT entered into at Riverton, Wyoming on the 30th day of July, 2004, is by and among U.S. Energy Corp., a Wyoming corporation duly formed and existing under the laws of the State of Wyoming (the “Borrower”) and Geddes and Company, an Arizona corporation, duly formed and existing under the laws of the State of Arizona (the “Lender”).

R E C I T A L S

A.	The Borrower has requested that the Lender provide a Loan of up to $3,000,000 to the Borrower.

B.	The Lender has agreed to make such Loan subject to the terms and conditions of this Agreement.

C.	In consideration of the mutual covenants and agreements herein contained and of the loans and commitments hereinafter referred to, the parties hereto agree as follows:

ARTICLE I

Definitions

Section 1.01    Certain Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

•	“Agreement” means this Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.

•	“Collateral” means the Properties of the Borrower described in Section 4.01 of this Agreement.

•	“Commitment” means the commitment of the Lender to make the Loan hereunder for an amount up to Three Million Dollars ($3,000,000).

•	“Commitment Fee” has the meaning assigned such term in Section 2.03(a).

•	“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

•	“Effective Date” means the date first appearing above.

•	“Event of Default” has the meaning assigned to such term in Section 10.01.

•	“Initial Funding” has the meaning assigned such term in Section 2.02.

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•	“Loan Documents” means this Credit Agreement, the Note, the Pledge and Security Agreement and the Warrant Agreement.

•	“Loan” means the loan made by the Lender to the Borrower pursuant to this Agreement.

•	“Maturity Date” means the date that is two years after the Effective Date.

•	“Note” means the Secured Convertible Note of the Borrower described in Section 2.04 and being substantially in the form of Exhibit “A”, together with all amendments, modifications, replacements, extensions and rearrangements thereof.

•	“Pledge and Security Agreement” means an agreement between the Borrower, Rocky Mountain Gas, Inc., a Wyoming corporation (“RMG”) and Lender in the form of Exhibit “B”, as the same may be amended, modified or supplemented from time to time.

•	“Warrant Agreement” means that certain Warrant Agreement from RMG to the Lender in the form attached hereto as Exhibit “C”, as the same may be amended, modified or supplemented from time to time.

ARTICLE II

Commitment

Section 2.01    Loans. Subject to the terms and conditions of this Agreement, the Lender agrees to make Loans to the Borrower in an aggregate principal amount up to Three Million Dollars ($3,000,000), (the “Commitment”). Any amount of the Commitment which has not been borrowed by the Borrower prior to August 1, 2006 (the “Commitment Termination Date”) shall not be available to the Borrower for Loans from and after such Commitment Termination Date.

Section 2.02    Borrowings.

Subject to the satisfaction of all conditions precedent by the date of such funding:

A.	Initial Funding. On the Effective Date, the Lender shall make a Loan to the Borrower in an amount equal to Borrower’s initial Disbursement Request (the “Initial Funding”).

B.	Subsequent Funding. Borrower, if in compliance with the terms of the Loan, shall have the right to receive the remaining balance of the Three Million Dollar ($3,000,000) Loan. Borrower shall submit a Disbursement Request to Lender as provided for in Exhibit “1” with respect to each further borrowing. Principal sums repaid or converted under Article 7 during the loan term may not be reborrowed.

C.	Minimum Amounts. All borrowings made pursuant to the notices described in B above shall be in amounts of at least $100,000.

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Section 2.03    Commitment Fee. The Borrower shall pay to Lender at closing a fee of $90,000, which is equal to 3.0% for all amounts committed to be loaned to the Borrower hereunder.

Section 2.04    Note. The Loan made by the Lender shall be evidenced by a Secured Convertible Note of the Borrower in substantially the form of Exhibit A as of the date of this Agreement.

ARTICLE III
Payments of Principal and Interest

Section 3.01    Repayment of Loan. Interest on the borrowed outstanding principal shall be payable on the first business day following each quarter ending September, December, March and June, commencing October 1, 2004 and continuing until the entire principal amount of the Note is paid in full.

Section 3.02    Interest.

A.	Interest Rates. The Borrower will pay the Lender interest on the unpaid principal amount actually borrowed and drawn down from the $3,000,000 Loan at Ten Percent (10%) per annum

B. Interest Rate Computations. All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 3.03    Prepayments. The Borrower may prepay all or any portion of the Loan made without premium or penalty.

ARTICLE IV
Collateral

Section 4.01    Collateral Pool. Collateral for the Loan as provided for by the Pledge and Security Agreement will consist of the following:

A.	The Ticaboo Note and the related mortgage; and

B.	A 1981 Citation II 550 jet, S/N #550-0264, FAA # N777WY,; and

C.	RMG’s working mineral interests in Castle Rock CBM leases; and

D.	Four million issued and outstanding shares of Rocky Mountain Gas, Inc. (“RMG”) Common Stock .

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ARTICLE V
Mandatory Prepayment

Section 5.01    Mandatory Prepayment. Borrower agrees to immediately prepay the balance of the Loan as specified in the Note.

ARTICLE VI
Warrants in RMG, Registration and Cashless Exercise

Section 6.01    Warrants in RMG. Borrower agrees to have issued in Lender’s name or its designee, warrants to purchase RMG Common Stock in accordance with the Warrant Agreement.

Section 6.02    Registration. Lender shall have full registration rights on the shares exercised once RMG goes public.

Section 6.03    Cashless Exercise. There shall be no cashless exercise except per Section 7.01 of this Agreement.

ARTICLE VII
Optional Conversion and Conversion Price

Section 7.01    Optional Conversion. Lender shall have the option at any time prior to payment of all amounts due under the Note, to convert all or any portion of the unpaid principal amount of the Note into fully paid and non-assessable shares of common stock of RMG Common Stock.

Section 7.02    Conversion Price. The number of shares of RMG Common Stock that Lender shall be entitled to receive upon conversion shall be equal to the number attained by dividing the unpaid principal amount of the Note being converted by the Conversion Price. The “Conversion Price” shall be equal to the Exercise Price (as defined in the Warrant Agreement) as of the date of conversion. Lender shall receive full registration rights on any such shares received upon conversion to the same extent as provided in the Warrant Agreement. If the Lender elects to convert any part of the Note into RMG Common Stock, the Lender shall refund back to USEG the three points paid to Geddes & Company at closing on a prorata basis (i.e., if one million dollars out of the three million dollar loan is converted, only one-third of the three points is to refunded back to USEG).

ARTICLE VIII
Conditions Precedent

Article 8.01    Initial Funding. The obligations of the Lender to make Loans under the Initial Funding shall not become effective until the date on which each of the following conditions are satisfied.

A.	The Lender shall have received all fees and other amounts due and payable

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on or prior to the Effective Date.

B.    The Lender shall have received the duly executed Note payable to the order of the Lender in a principal amount equal to its Commitment dated as of the date hereof.

C.     The Lender shall have received from Borrower and RMG duly executed counterparts of the Pledge and Security and Warrant Agreements described on Exhibits B and C, and delivery of any Collateral required by the terms thereof.

D. The terms of the Loan Documents have been approved by the Board of Directors of the Borrower and RMG.

E.    Lender shall have received an opinion of counsel, in form reasonably acceptable to Lender, confirming the authorization, execution and delivery of the Loan Documents by Borrower and RMG, the enforceability of the Loan Documents, and the validity, priority and perfection of the security interests granted to Lender in the Collateral.

ARTICLE IX
Representations and Warranties

The Borrower and Lender represent and warrant that:
Section 9.01    Organization; Powers.

A.	Each of the Borrower and RMG is duly organized, validly existing and in good standing under the laws of Wyoming, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted.

B.	The Lender is duly organized, validly existing and in good standing under the laws of Arizona, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted and warrants to the Borrower it has the $3,000,000 to loan to Borrower.

ARTICLE X
Events of Default; Remedies

Section 10.01    Event of Default. One or more of the following events shall constitute an “Event of Default”:

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A.	The Borrower shall fail to pay any interest due on the borrowings under the Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise.

B.	The Borrower shall fail to pay the principal amount due on the Loan when the same shall become due and payable.

C.	The Borrower or RMG shall default in the performance of any other agreement or covenant contained herein or in any other Loan Document (other than as provided in subparagraph A or B above), and such default shall continue uncured for twenty (20) days after notice thereof to Borrower given by Secured Party.

Section 10.02    Remedies. In the case of an Event of Default by Borrower, Lender shall have the right to declare the Note and the Loan then outstanding to be due and payable according to the terms of the Note, and shall have all rights as described in the Note or any other Loan Document.

ARTICLE XI
Miscellaneous

Section 11.01    Notices.

A.     All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

1. If to the Borrower or RMG:

U. S. Energy Corp. / Rocky Mountain Gas, Inc.
877 North 8th West
Riverton, Wyoming 82501
Attn: Scott Lorimer

(Telecopy No. (307) 857-3050);

2.	If to the Lender:

Geddes and Company
2930 East Camelback Road, Suite 110
Phoenix, Arizona 85016
(Telecopy No. (602) 468-1793).

B.    Notices and other communications to the other parties hereunder may be delivered or furnished by electronic communications pursuant to procedures agreed by the parties.

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Section 11.02    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that any assignment must be approved in writing by the other party. Such written consent shall not be unreasonably withheld by either party.

Section 11.03    Counterparts; Integration; Effectiveness.

A.    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

B. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement and the other Loan Documents represent the final agreement among the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

Section 11.04    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision.

Section 11.05    Governing Law; Jurisdiction.

A.    This Agreement and the Loan Documents (other than the Warrant Agreement) shall be governed by, and construed in accordance with the laws of the State of Arizona.

B. Any legal action or proceeding with respect to the Loan Documents (other than the Warrant Agreement) shall be brought in the Courts of the State of Arizona, and each party consents to the jurisdiction of such Courts.

Section 11.06    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 11.07    Condition to Borrower Obligations. The obligations of Borrower and RMG hereunder shall be ineffective until, and are subject to obtaining the approval of the Boards of Directors of Borrower and RMG of the transactions contemplated hereby; this Agreement shall automatically terminate and be of no force and effect unless such approvals are obtained on or before August 6, 2004.

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The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:                            U. S. ENERGY CORP.

                            By:    /s/ Keith G. Larsen
                                Name: Keith G. Larsen
                                      Title: President

LENDER:                          GEDDES AND COMPANY

                            By:   /s/ F. Michael Geddes
                            Name:   F. Michael Geddes
                            Title:   President

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EXHIBIT “A”

SECURED CONVERTIBLE NOTE

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NEITHER THIS NOTE NOR THE SHARES OF ROCKY MOUNTAIN GAS, INC. (“RMG”) COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IF RMG BECOMES A PUBLIC COMPANY, THE SHARES MAY NEITHER BE OFFERED, SOLD NOR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE HOLDER HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.-

$3,000,000     July 30, 2004
SECURED CONVERTIBLE NOTE

FOR VALUE RECEIVED, U.S. Energy Corp. (the “Maker”) a Wyoming corporation, having its principal place of business at 877 North 8th West, Riverton, Wyoming 82501, hereby promises to pay to the order of Geddes and Company ("Payee") an Arizona corporation, having its address at 2930 East Camelback Road, Suite 110, Phoenix, Arizona 85016, the sum of Three Million Dollars ($3,000,000), or such lesser amount which represents the actual principal amount borrowed in accordance with that certain Credit Agreement ( the “Credit Agreement”) between Maker as Borrower and Payee as Lender of even date with this Note. This Secured Convertible Note (this "Note") is issued pursuant to the Credit Agreement. All capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

1.	Maturity. The amount outstanding under this Note will be due and payable at the address of Payee or such other place as Payee may designate on the earlier of: (a) August 1, 2006, or (b) the date upon which Maker’s subsidiary, Rocky Mountain Gas, Inc., becomes a public company (the "Maturity Date"). No advances shall be made by Lender after the Maturity Date.

2.	Payment of Interest. Interest on the borrowed outstanding principal balance under this Note shall be payable on the first business day following each quarter ending September, December, March and June, commencing October 1, 2004 and continuing until the entire principal amount of this Note is paid in full.

3.	Interest Rate. The outstanding principal balance of this Note shall bear interest at a rate per annum equal to Ten Percent (10%).

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4.	Optional Prepayment.

A. Subject to paragraph B below, from and after the date hereof, Maker shall have the privilege at any time and from time to time of prepaying this Note in whole or in part (each, a "Prepayment"), provided that Maker shall send a notice (each, a "Prepayment Notice") to Payee at least five (5) days prior to the date of each such prepayment (each, a "Prepayment Date"). There shall be no premium or penalty in connection with any Prepayment. Each Prepayment shall be applied first against accrued interest, if any, and then against principal outstanding. Each Prepayment Notice shall set forth the Prepayment Date and the amount of the Prepayment, specifying the amount thereof being applied against accrued interest and the amount thereof being applied against principal. The amount of principal repaid by any Prepayment may not be re-borrowed.

B. In the event that Maker sends a Prepayment Notice to Payee, Payee may elect prior to the Prepayment Date to convert into common stock of Rocky Mountain Gas, Inc. (“RMG Common Stock”) pursuant to Section 5 hereof, all or part of the amount of principal to be repaid by the proposed Prepayment instead of receiving such prepayment.

5.	Optional Conversion. At any time prior to repayment of all amounts due under the Note, all or any portion of the principal amount of the Note shall be convertible at the option of the Payee into fully paid and non-assessable shares of RMG Common Stock. The number of shares of RMG Common Stock that Payee shall be entitled to receive upon conversion shall be equal to the number attained by dividing the principal amount of the Note being converted by the Conversion Price. The “Conversion Price” shall be equal to the Exercise Price (as defined in the Warrant Agreement) as of the date of conversion.

A. In order to exercise the conversion privilege, shall give written notice of conversion to Maker stating Payee's election to convert this Note or the portion thereof in a minimum of $100,000 increments specified in said notice. As promptly as practicable after receipt of the notice, Maker shall issue and shall deliver to Payee a certificate or certificates for the number of full shares of RMG Common Stock issuable upon the conversion of this Note or portion thereof registered in the name of Payee in accordance with the provisions of this Section 5.

B. Each conversion shall be deemed to have been effected on the date the conversion notice shall have been received by Maker, as aforesaid, and Payee shall be deemed to have become on said date the holder of record of the shares of Common Stock issuable upon such conversion. No fractional shares of Common Stock shall be issued upon

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conversion of this Note. Any amounts so converted shall not be reborrowed.

6.	Security. As security for the repayment of all liabilities arising under this Note, the Maker hereby grants to Payee a security interest in and a lien on all of the Collateral (as that term is defined in the Pledge and Security Agreement). Payee shall have all rights provided to a secured party under the Pledge and Security Agreement and under the Uniform Commercial Code of the State of Arizona. The Maker shall execute and deliver such documentation as Payee may reasonably request to evidence and perfect Payee's security interest granted in this Section 6.

7.	Use of Proceeds. Funds advanced under this Note shall be used for the Maker's and RMG’s acquisition and development of natural gas properties and general corporate purposes consistent with the Maker's business and that of RMG.

8.	Covenants. Maker covenants and agrees that, so long as any indebtedness is outstanding hereunder, it will comply with each of the following covenants (except in any case where Payee has specifically consented otherwise in writing):

A. Financial Reporting. Maker shall furnish to Payee a copy of each financial report submitted on Form 10-K or 10-Q filed with the Securities and Exchange Commission within seven (7) days of such filing.

B. Notice of Event of Default. Maker shall furnish to Payee notice of the occurrence of any Event of Default (as defined herein) within five (5) days after it becomes known to an executive officer of Maker.

C. Financial Statements. Maker shall furnish to Payee quarterly financial statements, including balance sheets and statements of income, for each of Maker and RMG, which statements shall be annually audited, as soon as practicable after they are prepared for internal use.

9.	Event of Default. For purposes of this Note, the Maker shall be in default hereunder (and an "Event of Default" shall have occurred hereunder) if:

A. Maker shall fail to pay when due any payment of principal, interest, fees, costs, expenses or any other sum payable to Payee hereunder or otherwise;

B. Maker shall default in the performance of any other agreement or covenant contained herein (other than as provided in subparagraph A above), and such default shall continue uncured for twenty (20) days

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after notice thereof to Maker given by Payee, or if an Event of Default shall occur under any other Loan Document;

C. Maker: becomes insolvent, bankrupt or generally fails to pay its debts as such debts become due; is adjudicated insolvent or bankrupt; admits in writing its inability to pay its debts; or shall suffer a custodian, receiver or trustee for it or substantially all of its property to be appointed and if appointed without its consent, not be discharged within thirty (30) days; makes an assignment for the benefit of creditors; or suffers proceedings under any law related to bankruptcy, insolvency, liquidation or the reorganization, readjustment or the release of debtors to be instituted against it and if contested by it not dismissed or stayed within ten (10) days; if proceedings under any law related to bankruptcy, insolvency, liquidation, or the reorganization, readjustment or the release of debtors is instituted or commenced by Maker; if any order for relief is entered relating to any of the foregoing proceedings; if Maker shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or if Maker shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing;

10.	Consequences of Default. Upon the occurrence of an Event of Default and at any time thereafter, the entire unpaid principal balance of this Note, together with interest accrued thereon and with all other sums due or owed by Maker hereunder, shall become immediately due and payable. In addition, the principal balance and all past-due interest shall thereafter bear interest at the rate of 18% per annum until paid.

11.	Remedies not Exclusive. The remedies of Payee provided herein or otherwise available to Payee at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively and together at the sole discretion of Payee, and may be exercised as often as occasion therefore shall occur; and the failure to exercise any such right or remedy shall in no event be a waiver or release of the same.

12.	Notice . All notices required to be given to any of the parties hereunder shall be in writing and shall he deemed to have been sufficiently given for all purposes when presented personally to such party or sent by certified or registered mail, return receipt requested, to such party at its address set forth below:

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If to the Maker:  U.S. Energy Corp.
877 North 8th West
Riverton, Wyoming 82501
Attn: Scott Lorimer
Fax: 307-857-3050

If to the Payee:          Geddes and Company.
2930 East Camelback Road, Suite 110
Phoenix, Arizona 85016
Attn: F. Michael Geddes
Fax: 602-468-1793

Such notice shall be deemed to be given when received if delivered personally or five (5) business days after the date mailed. Any notice mailed shall be sent by certified or registered mail. Any notice of any change in such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived in writing by the party entitled to receive such notice.

13.	Severability. In the event that any provision of this Note is held to be invalid, illegal or unenforceable in any respect or to any extent, such provision shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. Any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

14.	Successors and Assigns. This Note inures to the benefit of the Payee and binds the Maker, and its respective successors and assigns, and the words "Payee" and "Maker" whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

15.	Entire Agreement. This Note embodies the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and inducements, whether express or implied, oral and written.

16.	Modification of Agreement. This Note may not be modified, altered or amended, except by an agreement in writing signed by both the Maker and the Payee.

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17.	Governing Law. This instrument shall be construed according to and governed by the laws of the State of Arizona.

18.	Consent to Jurisdiction and Service of Process. Maker irrevocably appoints each and every officer of Maker as its attorney upon whom may be served any notice, process or pleading in any action or proceeding against it arising out of or in connection with this Note; and Maker hereby consents that any action or proceeding against it be commenced and maintained in any court within the State of Arizona by service of process on any such, officer; and Maker agrees that the courts of the State of Arizona shall have jurisdiction with respect to the subject matter hereof and the person of Maker and the collateral securing Maker's obligations hereunder. Notwithstanding the foregoing, Payee, in its absolute discretion may also initiate proceedings in the courts of any other jurisdiction in which Maker may be found or in which any of its properties or any such collateral may be located.

19.	Mandatory Prepayments. Maker shall apply, as Prepayments to the Loan until paid in full, (a) all amounts received by Maker from settlement or enforcement of any judgment entered upon its claims against Nukem, Inc., and (b) all payments or proceeds received by Maker with respect to the disposition or sale of any of the Collateral (whether or not such sale or disposition is permitted by the terms of the Pledge and Security Agreement). Lender shall be required to make no further advances under this Note following a sale or disposition of any of the Collateral (whether or not such sale or disposition is permitted by the terms of the Pledge and Security Agreement).

IN WITNESS WHEREOF, Maker has duly executed this Note as of the date first written above.

                            MAKER

                            U.S. ENERGY CORP.

                            By:____/s/ Keith G. Larsen_______
                      Keith G. Larsen
                                                    President

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EXHIBIT “B”

PLEDGE AND SECURITY AGREEMENT

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PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT, dated as of July 30, 2004, is between U.S. Energy Corp. (the “Borrower”), and Rocky Mountain Gas, Inc., (“RMG”), both Wyoming corporations, and Geddes and Company, (the “Lender”) an Arizona corporation, and is executed pursuant to the Credit Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Borrower and Lender.

RECITALS

WHEREAS, the Borrower and RMG have requested that the Lender provide a loan of up to $3,000,000 to the Borrower (the “Loan”); and

WHEREAS, the Lender has agreed to make such Loan subject to the terms of the Credit Agreement; and

WHEREAS, the Borrower and RMG, will receive direct and indirect benefits from the Loan under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligations of the Lender to make the Loan under the Credit Agreement that the Borrower and RMG execute and deliver this Agreement;

NOW, THEREFORE, in consideration of the promises herein and to induce the Lenders to enter into the Credit Agreement and to make the Loan thereunder, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS; TERMS GENERALLY

Section 1.01 Definitions. As used herein:

(a)	terms defined above have the meanings given such terms above;

(b)	unless otherwise defined herein, terms defined in the Credit Agreement and used herein have the meanings given to them in the Credit Agreement;

(c)	unless otherwise defined herein, terms defined in the Uniform Commercial Code (as defined herein) and used herein have the same meanings herein as specified therein; provided, however, that if a term is defined in Article 9 of the Uniform Commercial Code differently than in another Article of the Uniform Commercial Code, then such term has the meaning specified in Article 9; and

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(d)	the following terms have the following meanings:

"Agreement" means this Pledge and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

"Collateral" has the meaning given such term in Section 2.01.

"Obligations" means the collective reference to the payment and performance when due of all indebtedness, liabilities, obligations and undertakings of the Borrower (including, without limitation, all Indebtedness) of every kind or description arising out of or outstanding under, advanced or issued pursuant to, or evidenced by, the Loan Documents.

"Pledged Property" means:

1.	That certain promissory note dated August 14, 2003, issued by The Cactus Group, LLC to Plateau Resources Limited (and subsequently assigned to the Borrower) (the “Ticaboo Note”) and the related mortgage securing such note, copies of which are attached hereto as Exhibit B-1; and

2.	A 1981 Citation II jet, 550 S/N #550-0264, FAA # N777WY, and

3.	RMG’s working mineral interests in all Castle Rock CBM leases, consisting of all Acquired Assets (as such term is defined in that certain Agreement for Purchase and Sale of Assets between RMG and Quantum Energy, LLC, dated January 3, 2000, as modified by that certain Purchase and Sale Agreement between RMG and CCBM, Inc. dated June 29, 2001), which leases are more specifically described on Exhibit B-2 attached hereto (the “Mineral Interests”); and

4.	Four million shares of Rocky Mountain Gas, Inc. (“RMG”) Common Stock (the “RMG Stock”) .

"Secured Party" means the Lender.

"Loan Documents" means the collective reference to the Credit Agreement, the Secured Convertible Note, the Warrant Agreement, this Agreement and any other document made, delivered or given in connection with any of the foregoing.

"Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the State of Arizona.

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Section 1.02 Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

ARTICLE II

GRANT OF SECURITY INTEREST

Section 2.01 Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, the Borrower and RMG hereby pledge to the Secured Party, and hereby grant to the Secured Party, a first priority (second priority as to the Citation aircraft) continuing security interest in, lien on and right of setoff against, all of the Pledged Property and all proceeds thereof (the “Collateral”).

Section 2.02 Authorization to File Financing Statements. The Borrower and RMG hereby irrevocably authorize the Secured Party at any time and from time to time to file in any filing office in any relevant jurisdiction any initial financing statements and amendments thereto indicating the Collateral in such form as may be required by the Secured Party. The Borrower agrees to furnish any information reasonably requested by the Secured Party for such purposes promptly upon the Secured Party's request. The Borrower and RMG also ratify their authorization for the Secured Party to have filed in any relevant jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof. In addition, to perfect security interests by Secured Party’s possession, Borrower or RMG will deliver to Secured Party the original Ticaboo Note, with a separate endorsement signed in blank, and a certificate representing the RMG Stock, together with stock powers endorsed in blank sufficient to effect a transfer of such stock. Upon payment in full of the Obligations, Secured Party shall return possession of all Collateral to Borrower and release all filed and recorded financing statements or other evidence of the security interests arising hereunder.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower and RMG hereby represent and warrant to Secured Party, as of the date hereof and at all times during the terms of this Agreement, as follows:

Section 3.01 Organization. The Borrower and RMG are duly organized, validly existing and in good standing under the laws of Wyoming, have all requisite power and authority, and have all material governmental licenses, authorizations, consents and approvals necessary, to own their respective assets and to carry on their business as now conducted.

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Section 3.02 Authority; Enforceability. The execution and delivery by the Borrower and RMG of this Agreement and the other Loan Documents and the performance of their obligations hereunder and thereunder are within the powers of the Borrower and RMG and have been duly authorized by all necessary corporate Board approval, and do not contravene any law, regulation, or order applicable to the Borrower or RMG or any of its properties or assets or any contractual restriction which may, individually or in the aggregate have a material adverse effect on the business, prospects or condition (financial or otherwise) of the Pledgor.

Section 3.03 Perfected First Priority Liens. The security interests granted pursuant to this Agreement (a) upon the filing of a financing statement describing the Collateral with the Secretary of State of Wyoming and delivery of possession of the Ticaboo Note and the RMG Stock, shall constitute valid perfected security interests of the Collateral in favor of the Secured Party as collateral security for the Obligations, enforceable in accordance with the terms hereof against all creditors of the Borrower and any Persons purporting to purchase any Collateral from the Borrower and (b) except for the Citation II aircraft there are no prior or other Liens on the Collateral in existence on the date hereof.

Section 3.04 Solvency. The Borrower is not insolvent as of the date hereof and will not be rendered insolvent as a result of this Agreement.

ARTICLE IV

AFFIRMATIVE COVENANTS

The Borrower and RMG hereby unconditionally covenant and agree with the Secured Party, until the entire Obligation shall have been paid in full as follows:
Section 4.01 Maintenance of Perfected Security Interest; Further Documentation.

(a) The Borrower and RMG shall maintain the security interest and lien created by this Agreement as a perfected security interest and lien having at least the priority described in Section 3.03; and

(b) The Borrower shall promptly give notice to the Secured Party of, and shall defend against, any suit, action, proceeding or lien that involves the Collateral or that could adversely affect the security interest and lien granted by it hereunder, and the Borrower shall defend the security interest and lien created by this Agreement

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against the claims and demands of all Persons whomsoever; and

(c) The Borrower and RMG will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request.

(d) The Borrower and RMG shall timely perform and comply with all provisions of the Loan Documents.

ARTICLE V
NEGATIVE COVENANTS

Section 5.01 Restrictions on Sales and other Dispositions. The Borrower shall not sell, assign, convey, pledge, encumber, transfer, redeem, exchange, substitute, replace or otherwise dispose of or abandon all or any part of the Collateral without the prior written consent of the Secured Party, provided however, the Borrower shall have the right to exercise good business judgment in the management of the Mineral Interests including lease cancellation or expiration so long as 75% of the value is not diminished.

Section 5.02 Impairment of Security Interest. The Borrower will not take or fail to take any action which would in any manner impair the enforceability or priority of the Secured Party's security interest in any Collateral, impair the Collateral or the rights, remedies, powers and privileges conferred on the Secured Party pursuant to this Agreement or by operation of law or otherwise.

ARTICLE VI
EVENT OF DEFAULT

Section 6.01 Event of Default. One or more of the following events or circumstances shall constitute an "Event of Default" hereunder:

A.	An "Event of Default" under the Credit Agreement or any other Loan Document shall occur and be continuing; or

B.	The Borrower shall fail to pay any amount hereunder or under any other Loan Document to which it is a party when and as the same shall become due and payable.

ARTICLE VII
RIGHTS AND REMEDIES

Section 7.01 Rights and Remedies.    Upon the occurrence and during the continuance of an Event of Default, the Secured Party may exercise, in addition to all other rights and remedies granted to it in the Secured Documents and in any other

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instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law or otherwise available at law or equity. All proceeds of sale of any Collateral shall be applied to the Obligations, and Borrower shall be entitled to any surplus proceeds or Collateral remaining after the Obligations are paid in full.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Notices. All notices and other communications provided for herein shall be given in the manner and subject to the terms of Section 13.01 of the Credit Agreement (including provisions regarding a change of address or telecopy number of a party). The address and telecopy number for notices and communications with respect to the parties is as follows:

U.S. Energy Corp.                    Rocky Mountain Gas, Inc.
Attn: Scott Lorimer                               Attn: Scott Lorimer
877 North 8th West                                     877 North 8th West
Riverton, Wyoming 82501                                           Riverton, Wyoming 82501
(307) 856-9271                                          (307) 856-9271
(307) 857-3050 (facsimile)                                         (307) 857-3050 (facsimile)

Geddes and Company
Attn: F. Michael Geddes
2930 Camelback Road, Suite 110
Phoenix, Arizona 85016
(602) 957-1354
(602) 468-1792 (facsimile)

Section 8.02 Amendments. No amendment, supplement or modification of this Agreement, and no waiver of any provision of this Agreement or consent to any departure by the Borrower there from, shall in any event be effective unless the same has been agreed to in writing by the parties.

Section 8.03 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that any assignment must be approved in writing by the other party. Such written consent shall not be unreasonably withheld by either party.

Section 8.04 Governing Law; Consent to Jurisdiction.

(a)     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Arizona.

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(b)    Any legal action or proceeding with respect to this Agreement or any other loan document shall be brought in the Courts of the State of Arizona.

Section 8.05 Entire Agreement. This written Agreement and the other Loan Documents represent the entire agreement among the parties as to the subject matter hereof.

IN WITNESS WHEREOF, intending to be legally bound, the Borrower has caused this Agreement to be duly executed as of the date first above written.

                                                            U.S. Energy Corp.

                                                            By:__/s/ Keith G. Larsen_________
                                                                Keith G. Larsen
                            Title: President

                        Rocky Mountain Gas, Inc.

                        By: ___/s/ Mark J. Larsen______
                            Mark J. Larsen
                            President

Accepted:

Geddes and Company

By: /s/ F. Michael Geddes
    F. Michael Geddes
    President

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EXHIBIT “C”

WARRANT AGREEMENT

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR IN COMPLIANCE WITH AN EXEMPTION THEREFROM ESTABLISHED BY AN OPINION OF COUNSEL OR OTHERWISE TO THE REASONABLE SATISFACTION OF THE COMPANY.

Warrant. Number of Shares: AS CALCULATED BELOW

Date of Issuance: July 30, 2004

ROCKY MOUNTAIN GAS, INC.

COMMON STOCK PURCHASE WARRANT

THIS IS TO CERTIFY THAT, for value received, GEDDES AND COMPANY, an Arizona company (the "Registered Holder"), or its permitted assigns, is entitled to purchase from ROCKY MOUNTAIN GAS, INC., a Wyoming corporation (the "Company" or “RMG”), pursuant to a Credit Agreement dated July 30, 2004 between U.S. Energy Corp. and Geddes and Company, at the purchase price per share provided by the following table, the following number(s) of common shares of the Company The “Warrant Shares”):

AMOUNT OF LOAN DRAWN DOWN

$ 0     $1,000,001    $2,000,001                 Terms
to      to          to         Total         and
 $1,000,000 $2,000,000    $3,000,000     Warrants        Exercise Price

150,000     +75,000          +75,000     300,000    5 year warrants @3.00/share*

50,000     +25,000          +25,000     100,000    5 year warrants @3.25/share*

50,000     +25,000          +25,000     100,000    5 year warrants @3.50/share*

  50,000     +25,000          +25,000     100,000    5 year warrants @3.75/share*
300,000     150,000          150,000     600,000        Total Warrants

* The “Exercise Price” shall mean the lesser of $3.00 per share or the lowest purchase price per share actually paid to and received by RMG from investors after the date hereof in RMG private placements until $20 million (of which at least $15 million must be cash and of which up to $5 million [determined in accordance with generally accepted accounting principles] may be in the form of producing properties) is cumulatively received (the “Offer Completion Date”). The above listed prices of $ 3.25 to $ 3.75 shall also be adjusted accordingly. For example, if the Exercise Price were $ 2.90 then the $ 3.25 would become $ 3.14 (8% above $ 2.90), $ 3.50 would become $ 3.38 and $ 3.75 would then become $ 3.63. The number of Warrant Shares will be determined by the aggregate

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amount of advances pursuant to the Loan as described in the table above, and shall consist of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock, $0.01 par value per share, of the Company. The number of shares subject to purchase hereunder and the Exercise Price are subject to adjustment as provided herein. The Warrants shall expire at 5:00 p.m., C.S.T., on the fifth anniversary of the Offer Completion Date, but no later than July 30, 2019 (“Expiration Date”).

ARTICLE I

Exercise of Warrant

1.1    Method of Exercise. This Warrant may be exercised by the Registered Holder as a whole or in part from time to time until the Expiration Date, at which time this Warrant shall expire and be of no further force or effect. The minimum number of Warrant Shares that may be purchased on a single exercise shall be 10,000 or the entire number of shares remaining available for exercise hereunder, whichever is less. To exercise this Warrant, the Registered Holder or permitted assignees of all rights of the Registered Holder shall deliver to the Company, at the Warrant Office designated in Section 2.1(a), a written notice in the form of the Purchase Form attached as Exhibit A hereto, stating therein the election of the Registered Holder or such permitted assignees of the Registered Holder to exercise this Warrant in the manner provided in the Purchase Form, (b) payment in full of the Exercise Price for the Warrant Shares purchased, and (c) this Warrant. Subject to compliance with Section 3.1(a)(vi), this Warrant shall be deemed to be exercised on the date of receipt by the Company of the Purchase Form, accompanied by payment for the Warrant Shares to be purchased and surrender of this Warrant, and such date is referred to as the "Exercise Date." Upon such exercise, the Company shall issue and deliver to the Registered Holder a certificate for the full number of the Warrant Shares purchasable by the Registered Holder hereunder, against the receipt by the Company of the total Exercise Price payable hereunder for all such Warrant Shares in cash or by certified or cashier's check. The Person in whose name the certificate(s) for Common Stock is to be issued shall be deemed to have become a holder of record of the Common Stock on the Exercise Date. In case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of Warrant Shares equal to the number of such shares called for by this Warrant minus the number of shares of Common Stock purchased by the Registered Holder upon exercise as provided herein.

1.2    Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant.

ARTICLE II

Warrant Office; Transfer

2.1    Warrant Office. The Company shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's office at 877 North 8th West, Riverton, Wyoming 82501, and may subsequently be such other

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office of the Company or of any transfer agent of the Common Stock of which written notice has previously been given to the Registered Holder. The Company shall maintain, at the Warrant Office, a register for the Warrant in which the Company shall record the name and address of the Registered Holder, as well as the name and address of each permitted assignee of the rights of the Registered Holder.

2.2    Ownership of Warrant. The Company may deem and treat the Registered Holder as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

2.3    Transfer of Warrants. The Company agrees to maintain at the Warrant Office books for the registration and transfer of this Warrant. This Warrant may be transferred in whole or in part only in compliance with the applicable law. The Company, from time to time, shall register the transfer of this Warrant in such books upon surrender of this Warrant at the Warrant Office, properly endorsed, together with a written assignment of this Warrant, substantially in the form of the Assignment attached as Exhibit B hereto. Upon transfer, a new Warrant shall be issued to the transferee, and the Company shall cancel the surrendered Warrant. The Registered Holder shall pay all taxes and all other expenses and charges payable in connection with the transfer of Warrants pursuant to this Section 2.3.

2.4    No Rights as Shareholder Until Exercise. This Warrant does not entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company prior to exercise. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Warrant Shares so purchased shall be issued to the Registered Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment. Warrant Shares shall be issued subject to no restrictions upon transfer or sale, except applicable securities laws.

2.5    Registration Rights. The Company agrees that at the request of the Registered Holder (or Registered Holders, provided request is made by Registered Holders with 60% of the Warrants Shares issuable on exercise of this Warrant), made at any time after the Company has a class of stock registered with the Securities and Exchange Commission under the Securities Exchange Act of 1934, public resale of the Warrant Shares shall be covered by a registration statement on an appropriate form to be filed with the Securities and Exchange Commission under the Securities Act.

Once public, the Company shall use its commercially reasonable best efforts to file the registration statement as soon as possible after receipt of request from the Registered Holder, it being understood that a request for filing received in the first quarter may result in a delay of filing until the Company has filed its annual report with the Securities and Exchange Commission. The Company will file the registration statement at its sole cost and expense, have it declared effective as soon as practicable, and maintain such registration statement in effect until the first to occur of the following: (a) the third anniversary of effective date, (b) the date when all of the Warrant Shares have been sold;

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or (c) the date the Registered Holder(s) is or are able to immediately sell the Warrant Shares pursuant to Rule 144. The benefits of this section 2.5 shall extend to each Registered Holder.

When, pursuant to this Section, the Company shall take any action to permit a public offering or sale or other distribution of the Warrant Shares, the Company shall:

(a)	furnish, without charge, to each Registered Holder of Warrant Shares

(i)	a reasonable number of copies of such registration statement (including any exhibits thereto other than exhibits incorporated by reference), and each amendment and supplement thereto as such Registered Holder may request,

(ii)	such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as such Registered Holder may request, in conformity with the requirements of the Securities Act, and

(iii) such other documents as such Registered Holder may reasonably request in order to facilitate the disposition of the Warrant Shares.

(b)	bear the complete cost and expense of such registrations or qualifications.

(c)	indemnify and hold harmless each Registered Holder and each underwriter, within the meaning of the Securities Act, who may purchase from or sell for a Registered Holder, any Warrant Shares, from and against any and all losses, claims, damages, and liabilities (including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing, defending or settling any claim) arising from

(i)	any untrue or alleged untrue statement of a material fact contained in any registration statement furnished pursuant to this Section, or any prospectus included herein or

(ii)	any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without the consent of the Company. The indemnity agreement of the Company herein shall not inure to the benefit of any such underwriter (or to the benefit of any person who controls such underwriter) on

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account of any losses, claims, damages, liabilities (or actions or proceedings in respect thereof) arising from the sale of any of such Warrant Shares by such underwriter to a person if such underwriter failed to send or give a copy of the prospectus furnished pursuant to this Section, as the same may then be supplemented or amended (if such supplement or amendment shall have been furnished the Registered Holders), to such person with or prior to the written confirmation of the sale involved.

The Registered Holder shall supply such information as the Company may reasonably require from such Registered Holder, or any underwriter for the Registered Holder, for inclusion in such registration statement or post effective amendment.

2.6    Expenses of Delivery of Warrants. Except as provided in Section 2.3, the Company shall pay all reasonable expenses and other charges payable in connection with the preparation, issuance and delivery of Warrants and related Warrant Shares hereunder.

2.7    Compliance with Securities Laws. The Registered Holder (and its transferees and assigns), by acceptance of this Warrant, covenants and agrees that such Registered older is acquiring the Warrants evidenced hereby, and, upon exercise hereof, the Warrant Shares, for its own account as an investment and not with a view to distribution thereof. Neither this Warrant nor the Warrant Shares issuable hereunder have been registered under the Securities Act or any state securities laws and no transfer of this Warrant or any Warrant Shares shall be permitted unless the Company has received notice of such transfer in the form of the assignment attached hereto as Exhibit B, accompanied by an opinion of counsel reasonably satisfactory to the Company that an exemption from registration of such Warrant or Warrant Shares under the Securities Act is available for such transfer. Upon exercise of the Warrants, certificates for the Warrant Shares shall bear a restrictive legend substantially as follows:

"The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state (collectively, the "Acts"). Neither the shares nor any interest therein may be offered, sold, transferred, pledged, or otherwise disposed of in the absence of an effective registration statement with respect to the shares under all of the applicable Acts, or an opinion of counsel satisfactory to Rocky Mountain Gas, Inc. to the effect that such registration is not required."

(c)    Any attempted transfer of the Warrant or Warrant Shares not in compliance with the provisions of this section shall be void.

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ARTICLE III

Anti-Dilution Provisions

3.1    Adjustment of Exercise Price and Number of Warrant Shares. The Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as hereinafter provided in this Article III.

(a)    Adjustments. The Exercise Price and number of Warrant Shares shall be subject to adjustment from time to time as follows:

(i)     Adjustment for Stock Splits and Combinations. If the Company shall, at any time or from time to time after the date hereof (the "Original Issue Date") while this Warrant remains outstanding, effect a subdivision of the outstanding Common Stock or a dividend in Common Stock shall be paid in respect of the Common Stock, the Exercise Price in effect immediately before such subdivision shall be proportionately decreased. Conversely, if the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately before such combination shall be proportionately increased. When any adjustment is required to be made in the Exercise Price, the number of Warrants Shares purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Exercise Price in effect immediately prior to such adjustment, by (ii) the Exercise Price in effect immediately after such adjustment. Any adjustment under this Section 3.1(a)(i) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(ii) Adjustment for Reclassification, Exchange, and Substitution. If at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, the Common Stock is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise, the Registered Holder shall have the right thereafter to convert such stock into the kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Common Stock could have been converted immediately prior to such recapitalization, reclassification or change.

(iii) Other Dilutive Events. In case any material event shall occur as to which the provisions of Section 3.1(a) are not strictly applicable but the failure to make an adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such section, then, in such case, at the Registered Holder’s request, the Company shall appoint a firm of independent certified public accountants of recognized standing and reasonably acceptable to the Registered Holder (“Firm”). Such Firm shall give their opinion

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upon the adjustment in the Exercise Price and/or Warrants, if any, on a basis necessary to preserve, without dilution, the purchase rights represented by this Warrant. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Registered Holder and shall make the adjustments described therein; if such adjustments result in a change in exercise price of less than 5%, then the Registered Holder shall pay the cost of the Firm’s review.

(iv) No Dilution or Impairment. The Company will not, by amendment of its charter or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrants, but will at all times in good faith carry out all such terms and take all such action as may be necessary or appropriate in order to protect the rights of the holders of the Warrants against dilution or other impairment. Without limiting the generality of the foregoing, the Company a) will not permit the par value of any shares of stock receivable upon the exercise of the Warrants to exceed the amount payable therefore upon such exercise, b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue, free from preemptive rights, fully paid and non-assessable shares of stock upon the exercise of all Warrants from time to time outstanding, and c) will not take any action which results in any adjustment of the Warrant Price if the total number of shares of Common Stock issuable after the action upon the exercise of all of the Warrants would exceed the total number of shares of Common Stock then authorized by the Company’s charter and available for the purpose of issue upon such exercise.

(v) Determinations. All determinations by the Company under the provisions of this Warrant shall be made in good faith with due regard to the interests of the Registered Holder, and in accordance with good financial practice.

(vi) Reorganizations, Reclassifications, Mergers, Consolidations, or Sales of Assets. If at any time or from time to time after the Original Issue Date while this Warrant remains outstanding, there is a capital reorganization or reclassification of the Common Stock or a merger, or consolidation of the Company with or into another corporation or transfer or sales of substantially all of the assets of the Company, provision shall be made so that the Registered Holder shall thereafter be entitled to receive upon exercise hereof the number of shares of stock or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon exercise immediately prior to such event would have been entitled as a result of such Company reorganization, reclassification, merger, consolidation or sale of substantially all of the Company assets.

(vii) Rounding of Calculations; Minimum Adjustment. All calculations under this Section 3.1(a) shall be made to the nearest cent. Any provision of this Section

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3.1 to the contrary notwithstanding, no adjustment in the Exercise Price shall be made if the amount of such adjustment would be less than one cent.

(viii) Timing of Issuance of Additional Common Stock Upon Certain Adjustments. In any case in which the provisions of this Section 3.1(a) shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event issuing to the Registered Holder after such record date and before the occurrence of such event the additional shares of Common Stock or other property issuable or deliverable upon exercise by reason of the adjustment required by such event over and above the shares of Common Stock or other property issuable or deliverable upon such exercise before giving effect to such adjustment; provided, however, that the Company upon request shall deliver to such Registered Holder a due bill or other appropriate instrument evidencing such Registered Holder's right to receive such additional shares or other property, and such cash, upon the occurrence of the event requiring such adjustment.

(b)    Statement Regarding Adjustments. Whenever the Exercise Price shall be adjusted as provided in Section 3.1(a), and upon each change in the number of shares of the Common Stock issuable upon exercise of this Warrant, the Company shall thereafter give notice thereof to the Registered Holder, with a statement showing in detail the facts requiring such adjustment and the Exercise Price and new number of shares issuable that shall be in effect after such adjustment.

3.2    Costs. The Registered Holder shall pay all direct documentary, stamp, transfer or other transactional taxes attributable to the issuance or delivery of the Warrant Shares upon exercise of this Warrant, or in respect of any transfer of the Warrant Shares.
3.3    Reservation of Shares. The Company shall reserve at all times so long as this Warrant remains outstanding, free from preemptive rights, out of its treasury Common Stock or its authorized but unissued shares of Common Stock, or both, solely for the purpose of effecting the exercise of this Warrant, sufficient shares of Common Stock to provide for the exercise hereof.

3.4    Valid Issuance. All shares of Common Stock which may be issued upon exercise of this Warrant will upon issuance by the Company be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof attributable to any act or omission by the Company, and the Company shall take no action which will cause a contrary result (including without limitation, any action which would cause the Exercise Price to be less than the par value, if any, of the Common Stock).

3.5    Reporting. So long as this Warrant remains outstanding, the Company shall furnish to the Registered Holder, the Company’s quarterly financial statements, including balance sheets and statements of income, which statements shall be annually audited, as soon as practicable after they are prepared for internal use.

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ARTICLE IV

Covenant of the Company

The Company covenants and agrees that this Warrant shall be binding upon any corporation succeeding to the Company by merger or consolidation.

ARTICLE V

Miscellaneous

5.1    Governing Law. This Warrant shall be governed by and construed in accordance with the internal laws of the State of Wyoming, without regard to its conflict of law provisions. Any litigation shall be conducted in the courts of the State of Wyoming, or the United States District Court for Wyoming.

5.2    Waiver and Amendment. Any term or provision of this Warrant may be waived at any time by the party which is entitled to the benefits thereof, and any term or provision of this Warrant may be amended or supplemented at any time by the written consent of the parties (it being agreed that an amendment to or waiver under any of the provisions of Article III of this Warrant shall not be considered an amendment of the number of Warrant Shares or the Exercise Price). No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence.

5.4    Illegality. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of this Warrant shall not, at the election of the party for whom the benefit of the provision exists, be in any way impaired.

5.5    Notice. Any notice or other document required or permitted to be given or delivered to the Registered Holder shall be delivered at, or sent by certified or registered mail to such Registered Holder at, the last address shown on the books of the Company maintained at the Warrant Office for the registration of this Warrant or at any more recent address of which the Registered Holder shall have notified the Company in writing. Any notice or other document required or permitted to be given or delivered to the Company, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the office of the Company at 877 North 8th West, Riverton, Wyoming 82501 or any other address as shall have been designated in writing by the Company delivered to the Registered Holder.

5.6    Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence satisfactory to the Company (an affidavit of the Registered Holder shall be satisfactory

9

evidence) of the loss, theft, mutilation or destruction of this Warrant, and, in the case of any such loss, theft or destruction, upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or, in the event of such mutilation upon surrender and cancellation of this Warrant, the Company will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant; provided, however, that the original Registered Holder of this Warrant shall not be required to provide any such bond of indemnity and may in lieu thereof provide his agreement of indemnity. Any Warrant issued under the provisions of this Section 6.8 in lieu of any Warrant alleged to be lost, destroyed or stolen, or in lieu of any mutilated Warrant, shall constitute an original contractual obligation on the part of the Company. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange or replacement. The Registered Holder of this Warrant shall pay all taxes (including securities transfer taxes) and all other reasonable expenses and charges payable in connection with the preparation, execution and delivery of replacement Warrant(s).

5.7    Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

5.8    Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Registered Holder. The provisions of this Warrant are intended to be for the benefit of all Registered Holders from time to time of this Warrant and shall be enforceable by any such Registered Holder.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed in its name.

Dated: July 30, 2004

                                ROCKY MOUNTAIN GAS, INC.

                                By: /s/ Mark J. Larsen
                                Mark J. Larsen
                                President

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